Exhibit 10(j)

EXECUTION COPY

AMENDMENT NO. 1 TO THE
AMENDED AND RESTATED OPERATING AGREEMENT
OF
CENTERLINE CAPITAL COMPANY, LLC

THIS AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Operating Agreement of Centerline Capital Company, LLC, a Delaware limited liability company formerly known as CharterMac Capital Company, LLC (the “Company”), dated as of November 17, 2003 (the “Operating Agreement”), is entered into by and among Centerline Capital Group Inc. a Delaware corporation formerly known as CharterMac Corporation, as managing member (the “Managing Member”), and the Investor Members who have executed and delivered this Amendment.  Capitalized terms not otherwise defined in this Amendment have the meanings ascribed to them in the Operating Agreement.

RECITALS:

WHEREAS, the Managing Member (i) has entered into a purchase and sale agreement, by and among C-III Capital Partners LLC ("Newco"), a subsidiary of Island C-III Holdings LLC, on the one hand, and the Managing Member and its parent, Centerline Holding Company (“Centerline”) and certain of their subsidiaries, on the other hand, pursuant to which Newco will acquire (a) Centerline's assets comprising the former ARCap Investors LLC business and certain other assets and (b) newly issued Special Series A Shares of Centerline; and (ii) has and/or will be entering into various agreements with certain of its lenders, creditors and claimants to restructure certain of its other outstanding debt obligations and a management agreement with an affiliate of Newco pursuant to which it will provide executive management services to Centerline (the "Transaction");

WHEREAS, as a condition to consummating the Transaction, certain of the Investor Members have agreed to amend the Operating Agreement to eliminate (x) the distribution tax gross-up (i.e., the Preferred Return) and provide that the distribution on each Special Common Unit will be equal in amount to the dividend, if any, paid on each Common Share and (y) the Managing Member’s obligation to contribute the Quarterly Distribution Shortfall;

WHEREAS, pursuant to Sections 8.2(b) and 14.1 of the Operating Agreement, adoption of this Amendment requires the Consent of Investor Members;

WHEREAS, “Consent of Investor Members” is defined in the Operating Agreement as the consent or approval of a proposed action by Investor Members holding at least a specified percentage of the Special Common Units equal to the initial Membership Interest of Related General II, L.P (“RG II”) plus .1%, but such percentage was not filled in at the time of execution of the Operating Agreement but should have been reflected as 63.17%

WHEREAS, in connection with the consummation of the Transaction and in accordance with Sections 8.2(b) and 14.1 of the Operating Agreement, the Consent of Investor Members to this Amendment has been received (as evidenced by execution hereof by Investor Members holding at least 63.17% of the Special Common Units); and

WHEREAS, the Managing Member has duly approved and adopted this Amendment in accordance with Sections 8.2(b) and 14.1 of the Operating Agreement.

NOW, THEREFORE, the parties hereto agree as follows:

A. Amendments.

The Operating Agreement is hereby amended effective as of the consummation of the Transaction (the “Effective Date”), as follows:

1.	Article 1. The definition of “Preferred Return” in Article 1 of the Operating Agreement is hereby deleted in its entirety and replaced with the following:

“Preferred Return” means, an amount equal to the dividend paid by CharterMac with respect to a CharterMac (now known as Centerline Holding Company) Common Share, as adjusted for the Exchange Factor.

2.	Section 4.2(d). Section 4.2(d) of the Operating Agreement is hereby deleted in its entirety.

3.	Section 5.1. The last two sentences of Section 5.1 of the Operating Agreement are hereby deleted in their entirety.

B. Miscellaneous

1.
No Further Amendments.  Except as otherwise amended herein, the Operating Agreement remains unchanged and in full force and effect.  This Amendment is effective against all parties hereto and to those Investor Members not otherwise excluded from its effectiveness pursuant to Section 14.1(c) of the Operating Agreement.

2.
Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by such laws.

3.
Severability.  Each provision of this Amendment is intended to be severable. If any term or provision of this Amendment is illegal or invalid for any reason, such illegality or invalidity will not affect the legality or invalidity of the remainder of this Amendment.

4.
Counterparts; Facsimile; PDF.  This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  Any facsimile or portable document format copies hereof or signature hereon shall, for all purposes, be deemed originals.

5.	Name Change. The parties hereto confirm the change in the name of the Company to “Centerline Capital Company, LLC.”

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the Effective Date.

Managing Member:

CENTERLINE CAPITAL GROUP INC.

By:	/s/ Marc D. Schnitzer
Name:	Marc D. Schnitzer
Title:	Chief Executive Officer & President

Investor Members:

RELATED GENERAL II L.P.

By: RCMP, Inc., its general partner

By:	/s/ Jeff Blau
Name: Jeff Blau
Title: President

MARC ASSOCIATES, L.P.

By: Marc Associates, Inc., its general partner

By:	/s/ Marc D. Schnitzer
Name: Marc D. Schnitzer
Title: President

/s/ Jeff T. Blau
Jeff T. Blau

/s/ Andrew J. Weil
Andrew J. Weil

/s/ Justin E. Ginsberg
Justin E. Ginsberg